FEE WAIVER AND/OR EXPENSE REIMBURSEMENT AGREEMENT

THIS Fee Waiver and/or Expense Reimbursement Agreement (“Agreement”), dated as of June 1, 2020, is made between each investment company listed on the Schedules hereto (each, a “Trust”), for itself and, as applicable, for each of its series listed on the Schedules hereto (each, a “Fund”), and each of the Franklin Templeton entities that serve as investment manager and transfer agent for a Fund (“Management”), as identified on the signature page hereto, effective with respect to each Fund and/or class of shares of a Fund (each, a “Class”) as of the date indicated on the Schedules hereto.

WHEREAS, Management currently provides investment management and/or transfer agency and shareholder services to the Funds; and

WHEREAS, Management has determined to waive certain fees and/or reimburse certain expenses of each Fund and/or Class;

NOW THEREFORE, in consideration of the terms and conditions hereinafter set forth, it is mutually agreed as follows:

1. With respect to each Fund and Class listed on Schedule A, Management agrees to waive its fees for services rendered pursuant to the Investment Management Agreement and/or Transfer Agent and Shareholder Services Agreement with the Fund and, to the extent necessary, assume responsibility for paying certain expenses otherwise payable by the Fund or Class, so that the total expenses of the Fund or Class (excluding Rule 12b-1 fees, acquired fund fees and expenses, interest, taxes and certain non-routine expenses or costs, such as those relating to litigation and indemnification, reorganizations and liquidations, or fees related to selling securities short) do not exceed, on an annual basis, the cap on operating expenses indicated on Schedule A.

2. With respect to each Fund listed on Schedule B, Management agrees to waive or limit its fees for services rendered pursuant to the Investment Management Agreement so that the annual management fee for the Fund does not exceed the cap on management fees indicated on Schedule B.

3. With respect to each Fund listed on Schedule C, Management agrees to cap the transfer agent fees for Class R6 of the Fund to the level specified on Schedule C.

4. Nothing in this Agreement is intended to modify the fee waivers and/or expense reimbursements required by the Funds’ policies and procedures, including, without limitation, the fee waivers related to cash sweep activities.

5. Management may allocate fee waivers or expense reimbursements among a Fund’s investment manager or transfer agent, as appropriate.

6. Expenses are accrued, and any applicable expense caps are applied, daily.

7. The waivers and/or reimbursements described in this Agreement are not subject to recapture by Management.

8. The Schedules hereto may be amended from time to time, by an officer of the applicable Trust, to add series and classes, to lower the cap on operating expenses and to reflect the extension of termination dates, subject to subsequent notification of such amendments to the applicable Board of Trustees. Any other amendment to the Schedules or this Agreement shall require the approval of the applicable Board of Trustees, including a majority of the Independent Trustees.

9. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

10. This Agreement shall become effective with respect to each Fund and/or Class on the effective date specified on Schedules hereto and will remain in effect as to a Fund and/or Class until the initial termination date specified on the applicable Schedule(s). Thereafter, unless otherwise noted in the Schedules hereto, this Agreement will automatically renew with respect to each Fund and/or Class for a one-year term unless Management provides written notice of the termination of the contractual expense cap for a given Fund and/or Class prior to the end of the then-current term for that Fund and/or Class. Notwithstanding any amendments to the Schedules permitted pursuant to paragraph 7, the terms of any new or renewed waivers and/or reimbursements that become effective on or after the date of this Agreement may be amended or terminated upon the agreement of Management and the Board of Trustees of the applicable Trust, including a majority of the Independent Trustees. In addition, this Agreement may otherwise be terminated at any time with respect to any new or renewed waivers and/or reimbursements for a Fund or Class that become effective on or after the date of this Agreement by the Board of Trustees of the applicable Trust, including a majority of the Independent Trustees. This Agreement will terminate with respect to a Fund and/or Class upon the termination of the Investment Management Agreement and/or Transfer Agent and Shareholder Services Agreement with the Trust, on behalf of the Fund, as applicable.

11. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

12. Each party acknowledges and agrees that all obligations of a Trust, Fund and/or Class under this Agreement are binding only with respect to the assets of that Trust, Fund or Class; that any liability of a Trust under this Agreement with respect to the Trust, or in connection with the matters contemplated herein with respect to a Fund or Class, shall be discharged only out of the assets of that Fund or Class; and the Manager shall not seek satisfaction of any such obligation or liability from the shareholders of a Trust, Fund or Class, the trustees, officers, employees or agents of that Trust, or from any other series of that Trust or Class of that Fund, as applicable.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers.

Franklin Advisers, Inc.

By: /s/ Edward D. Perks

Name: Edward D. Perks

Title: President

Franklin Templeton Investments Corp.

By: /s/ Duane Green

Name: Duane Green

Title: Chairman, President and Chief Executive Officer

Templeton Asset Management Ltd.

By: /s/ Manraj Singh Sekhon

Name: Manraj Singh Sekhon

Title: Co-Chief Executive Officer

Templeton Global Advisors Ltd.

By: /s/ Alan Bartlett

Name: Alan Bartlett

Title: President

Templeton Investment Counsel, LLC

By: /s/ Antonio Docal

Name: Antonio Docal

Title: President

Each Trust and, as applicable, each Fund listed on the Schedules hereto

By: /s/ Lori A. Weber

Name: Lori A. Weber

Title:  Vice President and Secretary

Schedule A

As of June 1, 2020

Funds with Expense Cap on Operating Expenses

Trust, Fund and Class	Cap on Operating Expenses[1]	Effective Date	Initial Termination Date[2]

Templeton Global Investment Trust
Templeton Emerging Markets Small Cap Fund
Class A	1.55%	4/1/2020	7/31/2021
Class C	1.55%	4/1/2020	7/31/2021
Class R	1.55%	4/1/2020	7/31/2021
Class R6	1.55%	4/1/2020	7/31/2021
Advisor Class	1.55%	4/1/2020	7/31/2021

Templeton Income Trust
Templeton Emerging Markets Bond Fund
Class A	0.89%	5/1/2020	4/30/2021
Class C	0.89%	5/1/2020	4/30/2021
Class R	0.89%	5/1/2020	4/30/2021
Class R6	0.89%	5/1/2020	4/30/2021
Advisor Class	0.89%	5/1/2020	4/30/2021

Templeton International Bond Fund
Class A	0.74%	5/1/2020	4/30/2021
Class C	0.74%	5/1/2020	4/30/2021
Class R	0.74%	5/1/2020	4/30/2021
Class R6	0.74%	5/1/2020	4/30/2021
Advisor Class	0.74%	5/1/2020	4/30/2021

Templeton Developing Markets Trust
Templeton Developing Markets Trust
Class A	1.13%	5/1/2020	4/30/2021
Class C	1.13%	5/1/2020	4/30/2021
Class R	1.13%	5/1/2020	4/30/2021
Class R6	1.13%	5/1/2020	4/30/2021
Advisor Class	1.13%	5/1/2020	4/30/2021

Templeton Funds
Templeton Foreign Fund
Class A	0.85%	1/1/2020	12/31/2020
Class C	0.85%	1/1/2020	12/31/2020
Class R	0.85%	1/1/2020	12/31/2020
Class R6	0.85%	1/1/2020	12/31/2020
Advisor Class	0.85%	1/1/2020	12/31/2020

Templeton International Climate Change Fund
Advisor Class	0.97%	1/1/2020	12/31/2020

Templeton China World Fund
Templeton China World Fund
Class A	1.60%	1/1/2020	12/31/2020
Class C	1.60%	1/1/2020	12/31/2020
Class R6	1.60%	1/1/2020	12/31/2020
Advisor Class	1.60%	1/1/2020	12/31/2020

1. Operating expenses are a combination of investment management fees, transfer agent fees and other expenses. Operating expenses do not include Rule 12b-1 fees or acquired fund fees and expenses.

2. Termination dates indicated on this Schedule reflect the end dates in the current prospectus, however, Franklin Templeton’s Global Product Committee has approved the extension of the contractual fee waivers through 2021 for each Fund.

Schedule B

As of June 1, 2020

Funds with Cap on Management Fees

Trust and Fund	Cap on Management Fees	Effective Date	Initial Termination Date
Templeton Institutional Funds
International Equity Series	0.74%	4/1/2020	4/30/2021[1]

1. Termination dates indicated on this Schedule reflect the end dates in the current prospectus, however, the cap is effective until further notice or approval by the Board.

Schedule C

As of June 1, 2020

Cap on Transfer Agent (“TA”) Fees of Class R6 shares

Trust and Fund	Cap on TA Fees for Class R6	Effective Date	Initial Termination Date[1]
Templeton Funds
Templeton Foreign Fund	0.02%	1/1/2020	12/31/2020

Each other Fund not named above	0.03%	Date of prospectus	One year from date of prospectus

1. Termination dates indicated on this Schedule reflect the end dates in the current prospectus, however, Franklin Templeton’s Global Product Committee has approved the extension of the contractual fee waivers through 2021 for each Fund.